EXHIBIT 10.28.3

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Proprietary and Confidential	Prudential/Exult

Amendment #5 to Services Agreement

Dated January 11, 2002 as Amended

(Change Orders and Services Agreement Updates)

Exult, Inc. (“Service Provider”) and The Prudential Insurance Company of America (“Client”) are parties to that certain Services Agreement dated as of January 11, 2002, as amended (the “Agreement”). This Amendment #5 to the Agreement (“Amendment #5”) is entered into by Service Provider and Client as of December 15, 2003 (“Amendment #5 Effective Date”).

1. Definitions. Capitalized terms used in this Amendment #5 not defined herein shall have the definitions ascribed to them in the Agreement.

2. Scope.

(a)	The Agreement is hereby amended by this Amendment #5 to (i) amend the Services Agreement to address certain Sarbanes-Oxley requirements, service delivery requirements to divested Prudential entities, and updates from Change Orders; (ii) amend Schedule A (Description of Services) to provide updates from Change Orders; (iii) amend Schedule B (Service Levels) to provide updates from Change Orders; (iv) amend Schedule D (Third-Party Vendors & Contracts) to capture accurate vendor status; (v) amend Schedule E (Client Hardware) to provide updates from Change Orders; (vi) amend Schedule G (Transition Plan) to provide updates from Change Orders; (vii) amend Schedule L (Key Personnel) to provide updates from Change Orders; (viii) amend Schedule M (Form of Confidentiality Agreement) to update with applicable form agreements; and (ix) amend Schedule Q (General Assignment and Bill of Sale) to provide update from Change Order.

(b)	This Amendment #5 reflects the following Change Orders as mutually agreed and signed by Client and Service Provider: [***]*.

(c)	This Amendment #5 also reflects additional mutually-agreed revisions to the Agreement.

3. Amendments.

(a)	Services Agreement. The Agreement is hereby amended by this Amendment #5 by inclusion of the new provisions set forth in Exhibit 1 attached hereto modifying the Services Agreement.

(b)	Schedule A. The Agreement is hereby amended by this Amendment #5 by replacing the existing Schedule A in its entirety with the revised and amended Schedule A attached hereto as Exhibit 2.

(c)	Schedule B. The Agreement is hereby amended by this Amendment #5 by replacing the existing Schedule B in its entirety with the revised and amended Schedule B attached hereto as Exhibit 3.

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Proprietary and Confidential	Prudential / Exult

(d)	Schedule D. The Agreement is hereby amended by this Amendment #5 by replacing the existing Schedule D in its entirety with the revised and amended Schedule D attached hereto as Exhibit 4.

(e)	Schedule E. The Agreement is hereby amended by this Amendment #5 by replacing the existing Schedule E in its entirety with the revised and amended Schedule E attached hereto as Exhibit 5.

(f)	Schedule G. The Agreement is hereby amended by this Amendment #5 by replacing the existing Schedule G in its entirety with the revised and amended Schedule G attached hereto as Exhibit 6.

(g)	Schedule L. The Agreement is hereby amended by this Amendment #5 by replacing the existing Schedule L in its entirety with the revised and amended Schedule L attached hereto as Exhibit 7.

(h)	Schedule K. The Agreement is hereby amended by this Amendment #5 by replacing the existing Schedule K in its entirety with the revised and amended Schedule K attached hereto as Exhibit 8.

(i)	Schedule M. The Agreement is hereby amended by this Amendment #5 by replacing the existing Schedule M in its entirety with the revised and amended Schedule M attached hereto as Exhibit 9.

(j)	Schedule Q. The Agreement is hereby amended by this Amendment #5 by replacing the existing Schedule Q in its entirety with the revised and amended Schedule Q attached hereto as Exhibit 10.

Except as amended by this Amendment #5, the terms and conditions of the Agreement as amended shall remain unchanged and in full force and effect. For and in consideration of the agreements set forth herein, Service Provider and Client hereby enter into this Amendment #5 as of the Amendment #5 Effective Date.

Amendment #5	ii	Prudential/Exult

Proprietary and Confidential	Prudential / Exult

The Prudential Insurance Company of America

By:

Name:
Title:
Date:

Exult, Inc.

By:

Name:	Kevin M. Campbell
Title:	President and Chief Operating Officer
Date:

Amendment #5	iii	Prudential/Exult

Proprietary and Confidential	Prudential / Exult

AMENDMENT #5

EXHIBIT 1

SERVICES AGREEMENT

AMENDED PROVISIONS

A.	The following is added to the Services Agreement as new Section 3.10:

B.	“Section 3.10 Client Toll-Free Number. Upon the termination or expiration of this Agreement or upon Client’s request, whichever occurs first, Service Provider shall transfer its rights (as received from Client) in the toll-free number [***]* (the “Number”) to Client or to whomever Client shall so designate in writing, [***]*, and Service Provider will execute the required documentation to effectuate this transfer.”

C.	The following is added to the Services Agreement as new Section 3.11:

“Section 3.11 Client Divestitures. If Client divests one or more entities under its Control (“Divested Entities”) and asks Service Provider to continue to provide the Services (or portion of the Services) to such Divested Entities during a reasonable transitional period, Service Provider will continue to provide such Services to the Divested Entities on the terms, conditions and Charges set forth in this Agreement. [***]*. Any material Changes to the Services requested by Client as a result of any such divestiture, or New Services requested by Client relating to the divestiture, will be handled through Change Control Management. Client will pay Service Provider’s Charges for Services to Divested Entities during the transitional period unless otherwise agreed. The method and pricing for adjustments to the Charges for volume reductions after divestiture transition are set forth in Schedule C.”

D.	Existing Section 21.03 Termination for Change in Control of Service Provider is hereby modified by adding after “external auditors” in the subpart (iii):

“or any third party organization retained by Client to provide auditing or related services, provided that such third party organization shall be deemed to be an “authorized auditor” as set forth in Section 16.02 and subject to all provisions of Article 16 (Audits),”[…].

E.	Existing Section 26.01 Notices is hereby modified by replacing the contact and notice information for Service Provider with the following:

“Exult, Inc.

121 Innovation Drive, Suite 200

Irvine, CA 92612

Attention: [***]*

Tel: 949-856-8800

Fax: 949-856-8801”

and

“Exult, Inc.

121 Innovation Drive, Suite 200

Irvine, CA 92612

Attention: General Counsel

Tel: 949-856-8844

Fax: 949-856-8801”

Amendment #5	i	Prudential/Exult

Proprietary and Confidential	Prudential / Exult

AMENDMENT #5

EXHIBIT 2

AMENDED SCHEDULE A

[ATTACHED]

Sch.A – Amendment #5	Exult

Proprietary and Confidential	Prudential / Exult

SERVICES AGREEMENT

SCHEDULE A

DESCRIPTION OF SERVICES

[AMENDMENT #5 REVISIONS]

Sch. A – Amendment #5	2	Exult

Proprietary and Confidential	Prudential / Exult

1	Introduction			1

2	Description of Services			2

	2.1	Total Compensation (Compensation, Benefits and Payroll) Services		2

		2.1.1	Compensation	2

		2.1.2	Benefits	2

		2.1.3	Payroll	2

	2.2	Accounts Payable		2

	2.3	Employee Data and Records Management		2

		2.3.1	Employee Data and Records Management	2

	2.4	Performance Management		3

		2.4.1	Performance Management	3

	2.5	Training		3

	2.6	Recruiting/Staffing		3

	2.7	Severance/Separation Benefits		3

	2.8	Supplier Management		4

	2.9	Information Technology and Information Services		4

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SCHEDULE A

Description of Services

1	Introduction

This Schedule A describes the responsibilities of Exult (Service Provider) and of Prudential (Client) in performing the listed Processes and sub-processes of the Services.

The following categories of HR Processes are covered in this Schedule A and within the Scope of Services:

[***]*

The descriptions of Processes and sub-processes in this Schedule A are intended to provide a high-level allocation of responsibilities between Service Provider and Client. Various lesser-included subtasks are intended to be included within such Processes and sub-processes according to the following assumptions and principles, unless otherwise agreed or specified: [***]*

Except where specifically set out in the applicable Transition Plan, from the Process Take On Date, Service Provider shall perform each of its agreed-upon tasks within each Process included in the Services. The initial manner of Service Provider’s performance of its assumed responsibilities shall be [***]*, provided that, Service Provider shall have control over the manner of its delivery of Services in accordance with Service Provider’s standard procedures and practices, subject to specifically committed delivery obligations as outlined in Schedule B, Service Levels, reporting requirements, and any other specifically agreed written requirements.

In support of the Services listed below, Service Provider shall operate a Call Center with hours of operation as follows:

[***]*

During the Transition Period, the Parties shall determine and mutually agree upon the baseline amount of ad-hoc reporting that is included in the scope of Services, and the amount of ad hoc reporting covered by the Discounted Baseline Charges.

The following legend applies for all tables in this Schedule A:

Table Legend
X	Performs Responsibility
A	Approves

Sch. A – Amendment #5	1	Exult

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2	Description of Services

2.1	Total Compensation (Compensation, Benefits and Payroll) Services

This Section describes the Total Compensation (Compensation, Benefits and Payroll) Services, including the tasks and sub-processes that Service Provider and Client will perform for such Processes.

2.1.1	Compensation

Compensation is the development of [***]*. The function administers the specific compensation programs that range from [***]*. Additionally, the function determines the appropriate competitive level and mix of [***]*.

Client shall define compensation strategies and policies and perform compensation design. Services Provider shall provide program administration as outlined below.

[***]*

2.1.2	Benefits

Benefits include [***]* to Service Users. This function determines the appropriate competitive level and mix of benefits for Client, including [***]*

[***]*

2.1.3	Payroll

Payroll processes include the collection and entry of time and attendance data, management of employee earnings and deductions. It also includes calculation of Gross-to-Net, processing employee payments, responding to and resolving employee issues and inquiries. Additionally the payroll function will compute and distribute deductions withheld and perform the accounting transactions necessary to reconcile Gross and Net accounts, and distribute labor costs to the general ledgers.

[***]*

[***]*

2.2	Accounts Payable

Accounts Payable responsibilities include the set of activities that must be performed to ensure that Client’s legitimate financial obligations to its suppliers and to its employees for reimbursable business expenses incurred are fulfilled in a timely and accurate manner.

These activities include [***]*.

[***]*

2.3	Employee Data and Records Management

2.3.1	Employee Data and Records Management

Employee Data and Records Management responsibilities include all activities necessary to capture, track, modify and report Service Users related electronic and physical data. For the purposes of this document, HR indicative data includes all data

Sch. A – Amendment #5	2	Exult

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elements relating to employee personal information and their relationship to Client. Employee Data includes data on Service Users.

[***]*

[***]*

2.4	Performance Management

2.4.1	Performance Management

Performance Management develops models to establish performance goals for the organization and the tools needed to assess employee/group performance against these goals. Management of the performance feedback process and reporting on the process outcomes are also responsibilities.

[***]*

[***]*

2.5	Training

Training encompasses establishing training strategies, training needs assessments, course/materials development, administration and logistics coordination, delivery of training, and training effectiveness assessments.

[***]*

[***]*

2.6	Recruiting/Staffing

Recruiting/ Staffing includes development of Recruitment and Workforce Planning strategies, creating and maintaining candidate pools, assessing and selecting candidates, and managing the administration of the staffing process.

[***]*

[***]*

2.7	Severance/Separation Benefits

Severance/Separation Benefits responsibilities include development of successful programs/policies/practices to transition employees from Client, policy definition, program development, financial impact modeling and program administration, selection of third party vendors for outplacement, and managing the cost of severance/separation benefits programs.

[***]*

[***]*

Sch. A – Amendment #5	3	Exult

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2.8	Supplier Management

The Supplier Management Process refers to the selection and management of Third Party Vendor Contracts. [***]*

[***]*

2.9	Information Technology and Information Services

The Information Technology or IT Process refers to the information technology environment within which the HR Processes operate and which support the HR Processes. This section specifically refers to the hardware, software, and networks that support the Processes and sub-processes addressed elsewhere within this Schedule A.

[***]*

The language used in developing, operating and supporting all applications, documentation and web content under Service Provider responsibility shall be English.

The table below specifies the IT related responsibilities for Client and Service Provider.

[***]*

Sch. A – Amendment #5	4	Exult

Proprietary and Confidential	Prudential / Exult

AMENDMENT #5

EXHIBIT 3

AMENDED SCHEDULE B

[ATTACHED]

Sch. B – Amendment #5

Proprietary and Confidential	Prudential / Exult

SERVICES AGREEMENT

SCHEDULE B

SERVICE LEVELS

[Amendment #5 Revisions]

Sch. B – Amendment #5

Proprietary and Confidential	Prudential / Exult

1	INTRODUCTION	1

2	PRINCIPLES GOVERNING SERVICE LEVELS	1

3	PROCESS	1

4	ANNUAL SERVICE LEVEL REVIEW	2

Sch. B – Amendment #5	i

Proprietary and Confidential	Prudential / Exult

SCHEDULE B

Service Levels

1	Introduction

This Schedule describes the principles and parameters governing the Service Levels that will be measured. This Schedule also describes certain principles for how changes to Service Levels shall be established.

There are two types of Service Levels that shall be measured and reported:

1.1	Key Performance Indicators (KPIs)—[***]*; and

1.2	Reporting Service Levels (RSLs)—These measure Service Provider’s performance of the Services using a range of quantitative and qualitative Service Levels. [***]*

2	Principles Governing Service Levels

2.1	Service Levels shall be used to measure Service Provider’s performance of the Services set out in Schedule A of this Agreement.

2.2	Service Levels are, and new Service Levels or changes to Service Levels shall be, based on objective and clearly defined measurable criteria.

2.3	Certain Service Levels have been designated as KPIs as mutually agreed by the Parties.

2.4	Service Levels are mutually agreed performance levels designed to measure quality and timeliness that are clearly identifiable by Client business users as critical to the business.

2.5	Service Provider shall have no liability for a failure to achieve a KPI that is not achieved due to any of the causes set forth in Section 6.07 of this Agreement.

3	Process

Prior to the Effective Date, the Parties agreed on certain KPI Service Level measurements, metrics and target metrics as well as the RSL measurements identified below. Other new Service Level metrics will be determined following the Effective Date using the Change Control Management process and the procedures below.

3.1	Measurement

[***]*

3.2	KPI Metric Validation

For new or changed KPIs, for which insufficient relevant Client historical performance data is available, the Parties will establish KPI target metrics. The identified KPI target metrics shall be measured, reported and validated during a period of [***]* following the Effective Date. Within [***]* following the [***]* validation period, the parties shall agree on revised KPI metrics. These new KPI metrics shall then be implemented and reported on a [***]* basis.

Sch. B – Amendment #5	1

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3.3	Key Performance Indicator Table

These KPIs shall be applicable to Service Provider’s performance of Services for such Process beginning with the [***]* following the Process Take-On Date for such Process unless otherwise agreed. There are [***]* KPIs, certain of which include multiple process measures that are weighted as shown in the table below.

[***]*

[***]*

IT KPI Example

[***]*

3.4	RSLs

Table 3.4.1 below contains the RSLs that have been agreed upon between the Parties as of the Effective Date. Such RSLs shall be applicable to Service Provider’s performance of Services for such Process beginning with [***]* following the Process Take-On Date for such Process unless otherwise agreed.

3.4.1	Reporting Service Level Table

[***]*

Table Assumptions:

[***]*

Any requests for additional RSLs following Effective Date shall be subject to Change Control Management.

4	Annual Service Level Review

The Executive Steering Committee (1) shall review the Service Levels annually, (2) use Change Control Management with respect to changing any Service Levels as a result of this annual review or are no longer appropriate because of an increase, decrease or change to the Services and (3) with respect to all other Service Levels, review the Service Levels for the subsequent Contract Year. In addition, either Party may, at any time upon notice to the other Party, initiate negotiations to review and, upon the Parties’ mutual agreement using Change Control Management process, adjust any Service Level [***]*.

[***]*

Sch. B – Amendment #5	2

Proprietary and Confidential	Prudential / Exult

AMENDMENT #5

EXHIBIT 4

AMENDED SCHEDULE D

[ATTACHED]

Schedule D – Amendment #5 Revisions	1

Proprietary and Confidential	Prudential / Exult

SERVICES AGREEMENT

SCHEDULE D

THIRD PARTY CONTRACTS

[Amendment #5 Revisions]

Schedule D – Amendment #5 Revisions	2

Proprietary and Confidential	Prudential / Exult

A.	INTRODUCTION	1

B.	SCHEDULE D.1 – ASSIGNED AGREEMENTS	1

C.	SCHEDULE D.2 – MANAGED AGREEMENTS	1

D.	SCHEDULE D.3 – RETAINED AGREEMENTS	1

E.	SCHEDULE D.4 – RIGHT TO USE AGREEMENTS (IT LICENSING)	1

F.	SCHEDULE D.5 – ELIMINATED AGREEMENTS	2

G.	SCHEDULE D.6 – REPLACED AGREEMENTS	2

Schedule D – Amendment #5 Revisions	3

Proprietary and Confidential	Prudential / Exult

A.	Introduction

This Schedule sets forth the Third Party Contracts and designates whether each such agreement is intended to be an “Assigned Agreement”, “Managed Agreement”, “Retained Agreement”, “Additional Agreements for Review” or an “Eliminated” Agreement.

B.	Schedule D.1 – Assigned Agreements

The contracts listed below are Assigned Agreements as such term is defined in the Master Service Agreement:

[***]*

C.	Schedule D.2 – Managed Agreements

The contracts listed below are Managed Agreements as such term is defined in the Master Service Agreement:

[***]*

D.	Schedule D.3 – Retained Agreements

The contracts listed below are Retained Agreements as such term is defined in the Master Service Agreement.

[***]*

E.	Schedule D.4 – Right To Use Agreements (IT Licensing)

The contracts listed below are Right to Use Agreements, meaning such agreements are Retained Agreements as such term is defined in the Master Service Agreement, where such agreements are ones under which Client has the right or will obtain the right for

Provider to use the software, system or other asset covered by such agreement:

[***]*

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F.	Schedule D.5 – Eliminated Agreements

The contracts listed below are Eliminated Agreements as such term is defined in the Master Service Agreement:

[***]*

G.	Schedule D.6 – Replaced Agreements

The contracts listed below are Replaced Agreements as such term is defined in the Master Service Agreement:

[***]*

*	PSI Vendor

**	Where transactions reside in both HR and Non-HR org codes, “B” for “Both” is shown.

***	Vendor does not reside within the due diligence transaction pool.

Schedule D – Amendment #5 Revisions	2

Proprietary and Confidential	Prudential / Exult

AMENDMENT #5

EXHIBIT 5

AMENDED SCHEDULE E

[ATTACHED]

Sch E – Amendment #5	Exult

Proprietary and Confidential	Prudential / Exult

SERVICES AGREEMENT

SCHEDULE E

CLIENT EQUIPMENT

[Amendment #5 Revisions]

Sch E – Amendment #5	Exult

Proprietary and Confidential	Prudential / Exult

SCHEDULE E

Client Equipment

This Schedule E sets forth the Client Equipment which: [***]*. The lists below shall include details necessary to identify the equipment, including as appropriate, make, model, equipment description, and quantity.

1	Client Equipment Assets to be Purchased by Service Provider

[***]*

2	Equipment Owned or Leased by Client that Service Provider May Use

[***]*

Sch E – Amendment #5	1	Exult

Proprietary and Confidential	Prudential / Exult

AMENDMENT #5

EXHIBIT 6

AMENDED SCHEDULE G

[ATTACHED]

Schedule G – Amendment #5	1-

Proprietary and Confidential	Prudential / Exult

SERVICES AGREEMENT

SCHEDULE G

TRANSITION PLANNING

[Amendment #5 Revisions]

Schedule G – Amendment #5	2-

Proprietary and Confidential	Prudential / Exult

1	INTRODUCTION	1

2	TRANSITION PLANNING PRINCIPLES	1

3	CONTRACTING/HIGH LEVEL DUE DILIGENCE	1

4	TRANSITION APPROACH	1

5	OVERALL TRANSITION ACTIVITIES	1

6	ADDITIONAL TRANSITION COMMITMENTS	2

7	SAMPLE HIGH-LEVEL TRANSITION PLAN	2

8	STANDARD PROCESS TRANSITION STEPS	2

9	READINESS ASSESSMENT PLAN	2

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Proprietary and Confidential	Prudential / Exult

SCHEDULE G

Transition Planning

1	Introduction

This Schedule sets forth the Transition approach and initial Transition Plan for conducting the transfer of services, people and facilities from Client to Service Provider and the transition approach that shall be followed. The specific deliverables and milestones for the transition approach shall be as identified in the attached exhibits to this schedule with minor adjustments to be mutually agreed during the [***]* period following the Effective Date.

2	Transition Planning Principles

2.1	Transition is a joint responsibility. Service Provider is responsible for management of the overall transition program and Client has responsibility for providing the appropriate level of participation and involvement of their team in data gathering and requirements definition, gap analysis, knowledge sharing and readiness assessment. In addition, the Client has a responsibility to lead change management within Client organization, stakeholder communication (internal and external) and to provide the appropriate level of involvement from senior management to address transition issues that arise. The Service Provider will provide resources and methodology to assess the Client’s operations, define the gap and develop an appropriate migration strategy and plan.

2.2	The Transition Plan shall be primarily determined based on the in-scope Processes and people, and certain dependencies for transferring Client systems.

2.3	The Service Provider and Client will staff their transition teams with the appropriate level and quantity of dedicated project resources to support the delivery of the agreed to transition plan.

3	Contracting/High Level Due Diligence

A contracting/high level due diligence phase has been completed prior to the Effective Date, pertaining to the in-scope Processes, people, and facilities. This included:

[***]*

4	Transition Approach

[***]*

5	Overall Transition Activities

[***]*

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6	Additional Transition Commitments

[***]*

7	Sample High-level Transition Plan

See attached Sample Transition Plan

8	Standard Process Transition Steps

See attached document for the standard steps to be executed for each Process transition.

9	Readiness Assessment Plan

See attached Readiness Plan for standard items that must be in-place before a Process may migrate from the Client to Service Provider.

Schedule G – Amendment #5	2	Exult

Proprietary and Confidential	Prudential / Exult

AMENDMENT #5

EXHIBIT 7

AMENDED SCHEDULE L

[ATTACHED]

Sch. L – Amendment #5

Proprietary and Confidential	Prudential / Exult

SERVICES AGREEMENT

SCHEDULE L

KEY PERSONNEL

[Amendment #5 Revisions]

Sch. L – Amendment #5

Proprietary and Confidential	Prudential / Exult

Schedule L

Key Personnel

1	Introduction

This schedule sets forth the Key Personnel of Service Provider and Client for the purposes of Section 13.02 of the Agreement and as otherwise provided.

2	Key Personnel

Key Personnel for Service Provider

•	Service Provider Designated Executive

•	Service Provider Transition Lead

•	Service Provider Delivery Lead

•	Service Provider IT Delivery Lead

•	Service Provider Commercial/Financial Lead

Key Personnel for the Client:

•	Prudential Designated Executive

For each of the Client and Service Provider, the responsibilities for the Key Personnel shall include the following:

[***]*

Each Key Personnel will serve in their positions (unless otherwise agreed by the parties) for a minimum of [***]*. At anytime after [***]* from the Effective Date one of the parties may request to reassign a Key Personnel. Reassignment may take place with a minimum of [***]* notice and agreement between the parties. The parties will make a reasonable effort to accommodate and achieve the reassignment and the timing of the reassignment as requested.

At anytime after [***]* from the Effective Date either of the parties may reassign a Key Personnel with [***]* notice without any additional agreement requirements.

3	Key Personnel Fulfilling Roles Identified Above

Service Provider:

[***]*

Sch. L – Amendment #5

Proprietary and Confidential	Prudential / Exult

AMENDMENT #5

EXHIBIT 8

AMENDED SCHEDULE K

[ATTACHED]

Sch E – Amendment #5	Exult

Proprietary and Confidential	Prudential / Exult

SERVICES AGREEMENT

SCHEDULE K

CHANGE CONTROL MANAGEMENT

[AMENDMENT #5 REVISIONS]

Schedule K – Amendment #5	Exult

Proprietary and Confidential	Prudential / Exult

1.	INTRODUCTION	1

2.0	CHANGE CONTROL MANAGEMENT	2

3.0	EFFECTIVENESS OF A CHANGE	4

4.0	CHANGE MANAGEMENT REPORTING REQUIREMENTS	5

5.0	FAILURE TO AGREE	5

6.0	EMERGENCY CHANGE PROCESS; COMPULSORY CHANGES	5

7.0	CHANGE REQUEST LOG	6

Schedule K – Amendment #5	i	Exult

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SCHEDULE K

Change Control Management

1.	Introduction

This Change Control Schedule describes the process (the “Change Control Management “) to be followed by Client and Service Provider when either Party wishes to make a change to the Services, software, hardware, systems, activities, processes, provisions, operations or any other terms and conditions under the Agreement (each a “Change”). The Parties may by joint written agreement amend or waive any part of the Change Control Management process including, but not limited to, where the relevant Parties agree that shorter or longer timeframes are more appropriate, provided that any Changes made to the Agreement are recorded in a Change Proposal (as such term is defined in Section 2.3(b)) and such Change Proposal is allocated a unique number by Service Provider and is signed by duly authorized representatives of Client and Service Provider.

1.1	The purposes and objectives of Change Control Management are as follows:

(a)	to review each request for a Change (a "Change Request") to determine whether such Change is appropriate;

(b)	to determine whether a Change is within the scope of the Services or constitutes a New Service

(c)	to prepare a more detailed proposal to implement a Change Request (such proposal, a “Change Proposal”)

(d)	to prioritize all Change Requests and Change Proposals;

(e)	to minimize the risk of exceeding both time and cost estimates associated with the requested Change by identifying, documenting, quantifying, controlling, managing and communicating: (i) Change Requests, (ii) the preparation of Change Proposals), and (iii) their disposition; and

(f)	to identify the different roles, responsibilities and actions that shall be assumed and taken by the Parties to define and implement the Changes to the Services and to the Agreement.

1.2	Each Party shall be responsible for all costs and expenses incurred by its employees, agents and subcontractors with respect to its participation in, and responsibilities and obligations under, Change Control Management, unless expressly agreed otherwise in writing by both Parties.

Schedule K – Amendment #5	1	Exult

Proprietary and Confidential	Prudential / Exult

2.0	Change Control Management

2.1	Either Service Provider or Client may initiate a Change Request by delivering to the other’s Designated Executive or his/her nominated representative a writing that describes the Change and sets forth the reasons for it. Service Provider shall assign a unique number to any such request and shall register the Change Request in the Change Request Log as described in Section 7.1. Each Change Proposal that may be prepared for a Change Request shall be tracked by reference to the Change Request to which it relates.

2.2	Each Party’s respective Designated Executive or his/her nominated representatives shall be responsible for reviewing and considering any Change Request, and shall approve it for further investigation, if deemed necessary. If the Parties agree that the Change Request requires further investigation, the Designated Executives or his/her nominated representatives shall authorize such investigation, which shall be performed as required by Service Provider and/or Client. In accordance with Section 7.2, the Designated Executives shall be responsible for keeping up to date the status of each Change Request in the Change Request Log as the status of the Change Request changes through Change Control Management.

2.3	For each Change Request that the Parties have approved for further investigation, regardless of which Party has proposed or investigated the Change, Service Provider shall prepare and submit to Client within [***]* (or as otherwise agreed), with Client’s reasonable cooperation and provision of any information reasonably requested by Service Provider, a preliminary written report containing the following information and analysis:

(a)	Such preliminary report shall contain:

(i)	the estimated costs associated with the Change;

(ii)	the timeframe for implementing the Change (including any timing constraints);

(iii)	the preliminary technical or business case for making the Change, as well as any changes or additions to policies, standards and procedures in accordance with which the Change is to be implemented;

(iv)	an initial analysis of the potential risks (if any) to Client or Service Provider if the Change is not implemented;

(v)	an estimate of the costs and expenses associated with preparing a comprehensive Change Proposal containing the information and analysis set forth in Section 2.3(b) below (the “Estimate”).

Schedule K – Amendment #5	2	Exult

Proprietary and Confidential	Prudential / Exult

Service Provider shall bear the costs of preparing the preliminary report and Estimate as set forth in this Section 2.3(a), and shall provide such report as part of the Services.

b	Client and Service Provider shall review the preliminary report and Client shall, within [***]* after delivery of such preliminary report, the Client Executive shall, in writing, either (1) instruct Service Provider to prepare a comprehensive Change Proposal as set forth in this Section 2.3(b), or (2) notify the Service Provider that it does not wish to proceed with the Change. Where Client has instructed Service Provider to prepare a comprehensive Change Proposal, [***]* (or as otherwise agreed) after receiving such instruction, Service Provider shall prepare a Change Proposal including the following elements of the Agreement, to the extent relevant:

[***]*

2.4	Once submitted by Service Provider, Client shall review the Change Proposal and as soon as reasonably practicable, and in any event not more than [***]* (or as otherwise agreed) after receipt of the Change Proposal, either:

(a)	the Parties may approve the Change Proposal in which case the Change Proposal shall be signed by the Designated Executives and the Change incorporated in accordance with Section 3.0 below;

(b)	Client may notify Service Provider that it does not wish to proceed with the Change, in which case no further action shall be taken in respect of the Change Proposal; provided, however, that Service Provider shall be entitled to charge Client for its reasonable costs associated with preparing the Change Proposal provided that there would not be a charge if the Change Proposal had been completed by Service Provider’s then-current normal Project Staff. In any case, the charges shall not exceed the Estimate (and shall not include any costs incurred in preparing the preliminary report or Estimate described in Section 2.3(a) above); or

(c)	either Party may request that it and the other Party meet to discuss the Change Proposal (such meeting to be referred to as the “Change Proposal Meeting”).

(d)	The Time and Materials Rates shall apply to Changes unless otherwise agreed.

In the event that a Change Proposal covers multiple clients of Service Provider and Service Provider is able to recoup portions of the costs for the associated Change from one or more of its other clients, then Service Provider shall offer to perform the Change Proposal for Client [***]*.

2.5	At the Change Proposal Meeting, the Parties shall use reasonable endeavors to agree to either:

(a)	take no further action in respect of the proposed Change, in which case no further action shall be taken in respect of the Change Proposal;

Schedule K – Amendment #5	3	Exult

Proprietary and Confidential	Prudential / Exult

(b)	acquire further information before deciding whether to proceed with the Change;

(c)	amend some or all of the contents of the Change Proposal, which Service Provider will incorporate into a revised version of the Change Proposal; or

(d)	proceed with the Change as detailed in the Change Proposal in which case the Change Proposal shall be signed and the Change incorporated in accordance with Section 3.0.

2.6	In the event that the Parties agree to proceed in accordance with one of the options detailed in Section 2.5(b) or 2.5(c) above, then the Parties shall gather any necessary information and/or Service Provider shall prepare a revised version of the relevant Change Proposal, upon which the Parties shall decide whether to proceed in accordance with Section 2.5(a)-(d) above. The Parties shall continue to go through the process detailed above until such time as a final resolution is made by the Parties. The Parties shall act in good faith at all times during such process.

2.7	If the Parties’ Designated Executives agree to a Change prior to any investigation conducted by either Party, Service Provider shall in any event prepare a Change Proposal in accordance with Section 2.3 and submit such Change Proposal for review and approval in accordance with Section 2.4.

3.0	Effectiveness of a Change

3.1	Upon the signature of a Change Proposal by both Designated Executives or his/her nominated representatives in respect of a Change, the contents of such Change Proposal shall be deemed to be agreed and incorporated into the Agreement on the date of signature or as the Parties may otherwise agree. No part of the discussions or interchanges between the Parties shall obligate the Parties to approve any Change or shall constitute an amendment or waiver of the Agreement unless and until reflected in a Change Proposal and adopted in accordance with this Change Control Schedule.

3.2	Neither Party shall have any obligation to commence or comply with any Change, perform Services that would be covered by any Change, or pay any Charges that would be covered by any Change, until such time as the Parties’ Designated Executives have signed the appropriate Change Order. Disputes regarding a Change shall be subject to the Dispute Resolution process set forth in Article 20 of this Agreement, provided that Disputes relating to a Change Proposal (but not Disputes regarding Service Provider’s claim for extra Charges) may not be escalated to litigation under Section 20.01.

Schedule K – Amendment #5	4	Exult

Proprietary and Confidential	Prudential / Exult

3.3	Client’s acceptance of, and payment for, work under a Change Order will be subject to Client’s approval that such work materially complies with the mutually agreed objective acceptance criteria during an acceptance period designated in the Change Order (or if no such acceptance period is specified in the Change Order, [***]*. If Service Provider’s work under a Change Order does not comply with the applicable acceptance criteria for such Change Order, Service Provider will correct such work and resubmit the Change for Client’s acceptance. If, following one or more resubmissions, Service Provider fails to fulfill its obligations to meet the Change Order acceptance criteria within a time period specified in the Change Order (or if no such period is specified in the Change Order, [***]*, Client may terminate such Change Order in accordance with the payment and termination provisions of such Change Order (or if not otherwise provided in the Change Order, Client shall be entitled to relief from further payments under such Change Order and a credit or refund ( at client’s option) for any advance payments previously made under the Change Order).

4.0	Change Management Reporting Requirements

4.1	Service Provider shall provide Client as part of the monthly Report, a summary specifying the status of all pending Change Requests and Change Proposals.

5.0	Failure to Agree

5.1	In the event that the Party requesting a Change believes that the requested Change is required or necessary, the requesting Party shall inform the other Party in writing of the reasons why the Change is required and the impact if it is not implemented. In the event that the other Party does not agree to implement the Change, the requesting Party shall be entitled to consider the other Party’s failure to agree to implement the Change as a dispute, and the requesting Party may escalate such dispute for resolution in accordance with Section 3.2 of this Schedule K.

6.0	Emergency Change Process

In the event that either Party requires a Change in order to respond to an emergency and such Change would, in the reasonable opinion of the requesting Party, if it was not implemented until Change Control Management had been followed, have a detrimental effect on the requesting Party’s ability to meet its obligations pursuant to this Agreement, the requesting Party shall make all reasonable efforts to contact the other Party’s Designated Executive, and if the requesting Party is unable to contact the other Party’s Designated Executive after reasonable efforts, the requesting Party shall, where appropriate and practical, make all reasonable efforts to contact the other Party’s designated member of the Executive Steering Committee. If the requesting Party is unable to contact either the other Party’s Designated Executive or the other Party’s designated Executive Steering Committee member, the requesting Party may make temporary Changes to the Services without the prior consent of the other Party. The

Schedule K – Amendment #5	5	Exult

Proprietary and Confidential	Prudential / Exult

requesting Party shall notify the other Party as soon as practicable but no later than [***]* after the event of such Change and shall, as soon as reasonably practicable (but no later than [***]* thereafter) document and report in writing on such Changes to the other Party. Any agreed Change as a result shall be agreed in accordance with Change Control Management. Disputes regarding any extra Charges for Changes under this Section 6 are subject to Section 20.01 of the Agreement.

7.0	Change Request Log

7.1	Each entry made in the Change Request Log shall consist of the following fields:

(a)	serial number of the Change Request;

(b)	name of the originating party;

(c)	a brief description of the Change;

(d)	the current status of the Change; and

(e)	the date of registration of the Change Request in the Change Request Log.

7.2	The status of the Change Request at any stage in Change Control Management shall be one of the following:

(a)	raised (i.e., that the Change Request has been entered in the Change Request Log, but no Change Proposal has been issued);

(b)	pending (i.e., that the Change Request has been raised and the Change Proposal has been issued);

(c)	approved (i.e., awaiting implementation);

(d)	closed (i.e., all implementation tasks have been completed); or

(e)	rejected (i.e., closed and not implemented).

Schedule K – Amendment #5	6	Exult

Proprietary and Confidential	Prudential / Exult

AMENDMENT #5

EXHIBIT 9

AMENDED SCHEDULE M

[ATTACHED]

Sch. M – Amendment #5

Proprietary and Confidential	Prudential / Exult

SCHEDULE M

FORM CONFIDENTIALITY AGREEMENTS

1.0	Consultant Form Confidentiality Agreement

2.0	Auditor Form Confidentiality Agreement

Sch. M – Amendment #5	i

Proprietary and Confidential	Prudential / Exult

CONFIDENTIALITY AGREEMENT

(Consultant)

In connection with a consulting project as described on Exhibit A hereto (the “Project”) to be conducted by                              (“Consultant”) for [name] (“Client”), Consultant needs information and cooperation from Exult, Inc. (“Exult”) because the Project concerns matters related to services provided by Exult to Client.

The employees or partners of Consultant who will conduct the Project are referred to herein as the “Reviewers.” This Confidentiality Agreement (this “Agreement”) is entered into among Exult, Client and Consultant with respect to the Project and Evaluation Material (as defined below) to be provided to the Reviewers by Exult in connection therewith. For purposes hereof, an “Affiliate” of a party is a person or entity controlling, controlled by, or under common control with that party, where control shall mean the direct or beneficial ownership of a voting interest of at least fifty percent (50%) (or in a foreign jurisdiction where majority ownership is prohibited by law, substantially the maximum ownership percentage permitted by law) or the right or power, directly or indirectly, to elect a majority of the board of directors, or the right or power to control management.

For purposes hereof, “Evaluation Material” means (i) all information (whether written or oral) related to Exult and its business, contracts, services, processes, financial condition, plans and strategies that is made available at any time (whether before or after the date hereof) by Exult to the Consultant or the Reviewers, and all extracts therefrom and analyses thereof and works derivative therefrom prepared by Consultant or the Reviewers (to the extent such derivative works embody such Evaluation Material), and (ii) all materials prepared by Consultant and delivered to Client to the extent that such materials reflect or incorporate such information, are derived therefrom, or related to Client’s receipt of services provided by Exult (“Deliverables”). Evaluation Material does not include information that Consultant can show (i) was in the public domain or publicly available before the date of this agreement or subsequently came into the public domain or publicly available other than as a result of breach by Consultant, the Reviewers or Client of any obligation to Exult; or (ii) was lawfully received by Consultant from a third party free of any obligation of confidence of or to such third party or was lawfully in the possession of Consultant before receipt from Exult; or (iii) is independently developed by Consultant without use of information or materials provided by Exult.

During the course of the Project, Exult will provide to Consultant information related to the Project and reasonably requested by Consultant regarding Exult’s services provided to Client, and will otherwise provide reasonable cooperation with Consultant in conducting the Project. However, Exult will not be required to provide (i) any information about Exult’s work for customers other than Client, (ii) personal data that is identifiable to natural persons, or by which natural persons can be identified, which is protected from disclosure by law or (iii) information regarding Exult’s internal service delivery structures and methodologies, or which is otherwise a trade secret under applicable law. Further, Exult’s obligation to provide information and cooperation will not require Exult to bear any significant out-of-pocket expenses or commit significant internal resources without agreement between Exult and Client. Client consents to Exult’s provision of such information and cooperation to Consultant.

It is acknowledged that Exult is providing Evaluation Material to Consultant and the Reviewers and Client under this Agreement to facilitate the performance by Consultant, acting through the Reviewers, of the Project. Under this Agreement Exult (i) makes no representation or warranty regarding the accuracy or completeness of any Evaluation Material provided hereunder, and (ii) undertakes no obligation with respect to the Project except as specifically set forth herein. In consideration of receipt of Evaluation Material, Consultant and the Reviewers agree that Exult will have no obligation to make any payments to Consultant or any Reviewer in connection with or as a result of the Project, and Consultant and the Reviewers will not bring or

Sch. M – Amendment #5	1

Proprietary and Confidential	Prudential / Exult

maintain any legal action against Exult arising from or in connection with the Project or Exult’s provision to Consultant and the Reviewers of Evaluation Materials. Without limiting the foregoing, Consultant and the Reviewers will not attempt to recover from Exult in any way in respect of any liabilities Consultant or the Reviewers may incur as a result of or in connection with performance by Consultant or the Reviewers of the Project or use of the Evaluation Material and Deliverables.

In consideration of access to the Evaluation Material, Consultant shall keep the Evaluation Material and Deliverables confidential using at least the same level of care which Consultant uses to protect its own similar confidential information, but in no event less than a reasonable level of care. Consultant shall not use Evaluation Material for any purpose other than the Project. Consultant shall not provide copies of the Evaluation Material or the Deliverables to any persons other than the Reviewers, Client and representatives of Client who need access to the Evaluation Material and Deliverables to receive, review and implement the Project results. Consultant’s access to Exult’s systems, data, facilities and personnel shall be solely for purposes of the Project and Consultant shall comply with Exult’s reasonable security and access restrictions. For these purposes, use of Evaluation Material for purposes of the Project includes, without limitation, review of the Evaluation Material, preparation by the Reviewers of summaries and analyses, delivery of such summaries and analyses to representatives of Client, and discussion of the Evaluation Material among such persons.

Consultant shall inform Exult in writing of the names of all Reviewers and cause the Reviewers to abide by this Agreement. Consultant hereby represents to Exult that all Reviewers are bound by written contract or legal duty to Consultant to abide by this Agreement as applicable to Consultant, and upon reasonable request by Exult, Consultant will cause all Reviewers to execute and deliver to Exult an undertaking to abide by this Agreement as applicable to Consultant. In addition, Consultant shall not permit any of Consultant’s employees, partners, contractors, advisors or other representatives, other than the Reviewers and their agents (e.g., assistants), to have access to any Evaluation Material or to participate in any way in the Project.

If Consultant is requested in any legal proceeding to disclose Evaluation Material and if legally permitted to do so, it will give Exult prompt notice of such request so that Exult may seek an appropriate protective order. If in the absence of a protective order Consultant is nonetheless compelled by law to disclose Evaluation Material, Consultant may disclose such information without liability hereunder; provided, however, that it gives Exult written notice of the Evaluation Material to be disclosed as far in advance of its disclosure as is practicable and legally permissible and, upon Exult’s request and at Exult’s expense, uses reasonable efforts to obtain assurances that such Evaluation Material will be treated as confidential.

Upon the request of Exult following completion of the Project or Consultant’s engagement to perform the Project, Consultant will promptly redeliver to Exult all copies of the Evaluation Material in its possession and will destroy all memoranda, notes and other writings based on the Evaluation Material prepared by Consultant and in Consultant’s possession.

Consultant will not make any public disclosure about the Project.

Consultant acknowledges that money damages may not be a sufficient remedy for any breach of this agreement by Consultant and that in addition to all other remedies, Exult shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach.

This agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws, principles or rules. If there is any dispute between the parties regarding this agreement, the prevailing party will be entitled to recover its costs, including without limitation its attorneys’ fees and costs, from the nonprevailing party.

Sch. M – Amendment #5	2

Proprietary and Confidential	Prudential / Exult

No failure by either party hereto in exercising any right hereunder will operate as a waiver thereof, and no single or partial exercise of any right will preclude any other or further exercise of any right.

This agreement may be executed in counterparts, each of which shall be an original but both of which shall constitute one and the same instrument.

[Consultant]	Exult, Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Client

By:

Name:

Title:

Date:

Sch. M – Amendment #5	3

Proprietary and Confidential	Prudential / Exult

CONFIDENTIALITY AGREEMENT

(Auditor)

In connection with an audit (the “Audit”) of Exult, Inc., a Delaware corporation, or one or more of its Affiliates (“Exult”), conducted pursuant to contracts between Exult and [name] (“Client”),                              (“Recipient”) will receive or have access to certain Evaluation Material (as defined below) of Exult. The employees or partners of Recipient who will conduct the Audit are referred to herein as the “Reviewers.” This Confidentiality Agreement (this “Agreement”) is entered into among Exult, Client and Recipient with respect to the Audit and Evaluation Material (as defined below) to be provided to the Reviewers by Exult in connection therewith. For purposes hereof, an “Affiliate” of an entity is a person or entity controlling, controlled by, or under common control with that entity, where control shall mean the direct or beneficial ownership of a voting interest of at least fifty percent (50%) (or in a foreign jurisdiction where majority ownership is prohibited by law, substantially the maximum ownership percentage permitted by law) or the right or power, directly or indirectly, to elect a majority of the board of directors, or the right or power to control management.

In consideration of access to the Evaluation Material, Recipient shall keep the Evaluation Material confidential using at least the same level of care which Recipient uses to protect its own similar confidential information, but in no event less than a reasonable level of care. Recipient shall not use Evaluation Material for any purpose other than the Audit or provide copies of the Evaluation Material to any persons other than the Reviewers and representatives of Client who need access to the Evaluation Material to receive and review the Audit results. Recipient’s access to Exult’s systems, data, facilities and personnel shall be solely for purposes of the Audit and Recipient shall comply with Exult’s reasonable security and access restrictions. For these purposes, use of Evaluation Material for purposes of the Audit includes, without limitation, review of the Evaluation Material, preparation by the Reviewers of summaries and analyses, delivery of such summaries and analyses to representatives of Client, and discussion of the Evaluation Material among such persons. Without limiting the foregoing, Recipient shall refrain from trading in securities of Exult while in possession of Evaluation Material that is or may be deemed to be material nonpublic information.

Recipient shall inform Exult in writing of the names of all Reviewers and cause the Reviewers to abide by this Agreement. Recipient hereby represents to Exult that all Reviewers are bound by written contract or legal duty to Recipient to abide by this Agreement as applicable to Recipient, and upon reasonable request by Exult, Recipient will cause all Reviewers to execute and deliver to Exult an undertaking to abide by this Agreement as applicable to Recipient. In addition, Recipient shall not permit any person employed or engaged in any business or division of Recipient that provides human resources consulting or business process services to act as a Reviewer, and shall not permit any of Recipient’s employees, partners, contractors, advisors or other representatives, other than the Reviewers and their agents (e.g., assistants), to have access to any Evaluation Material or to participate in any way in the Audit.

If Recipient is requested in any proceeding to disclose Evaluation Material and if legally permitted to do so, it will give Exult prompt notice of such request so that Exult may seek an appropriate protective order. If in the absence of a protective order Recipient is nonetheless compelled to disclose Evaluation Material, Recipient may disclose such information without liability hereunder; provided, however, that it gives Exult written notice of the Evaluation Material to be disclosed as far in advance of its disclosure as is practicable and legally permissible and, upon Exult’s request and at Exult’s expense, uses reasonable efforts to obtain assurances that such Evaluation Material will be treated as confidential.

Upon the request of Exult, Recipient will promptly redeliver to Exult all copies of the Evaluation Material and will destroy all memoranda, notes and other writings based on the Evaluation Material prepared by Recipient and in Recipient’s possession; provided, however, that Recipient may, subject to this Agreement, maintain Recipient’s professional work paper records of the Audit, which may include Evaluation Material, in its

Sch. M – Amendment #5	4

Proprietary and Confidential	Prudential / Exult

files subject to its supervision and control to the extent he or she determines, in his or her professional judgment, that retention is reasonably necessary to protect Recipient’s legal interests.

The “Evaluation Material” includes all information (whether written or oral) related to Exult and its business, contracts, processes, operations, financial condition, plans and strategies that is made available at any time (whether before or after the date hereof) by Exult to the Recipient or the Reviewers in connection with the Audit, and all extracts therefrom and analyses thereof and works derivative therefrom prepared by Recipient or the Reviewers (to the extent such derivative works embody such Evaluation Material), but does not include information that Recipient can show (i) was in the public domain or publicly available before the date of this agreement or subsequently came into the public domain or publicly available other than as a result of breach by Recipient, the Reviewers or Client of any obligation to Exult; or (ii) was lawfully received by Recipient from a third party free of any obligation of confidence of or to such third party or was lawfully in the possession of Recipient before receipt from Exult; or (iii) is independently developed by Recipient without use of the Evaluation Material.

Exult, under this agreement, (i) makes no representation or warranty regarding the accuracy or completeness of any Evaluation Material provided to Recipient, or (ii) undertakes no obligation with respect to the Audit.

During the Audit, Exult agrees to cooperate reasonably with Recipient and the Reviewers in performance of the Audit, provided that this obligation to cooperate will not require Exult to bear any significant out-of-pocket expenses or commit significant internal resources without agreement between Exult and Client. It is acknowledged that Exult is providing Evaluation Material to Recipient and the Reviewers under this Agreement to facilitate the performance by Recipient, acting through the Reviewers, of the Audit. In consideration of receipt of Evaluation Material, Recipient and the Reviewers agree that Exult will have no obligation to make any payments to Recipient or any Reviewer in connection with or as a result of the Audit, and Recipient and the Reviewers will not bring or maintain any legal action against Exult arising from or in connection with the Audit or Exult’s provision to Recipient and the Reviewers of Evaluation Materials. Without limiting the foregoing, Recipient and the Reviewers will not attempt to recover from Exult in any way in respect of any liabilities Recipient or the Reviewers may incur to Client or any third party as a result of or in connection with performance by Recipient or the Reviewers of the Audit or use of the Evaluation Material.

The Recipient will not make any public disclosure about the Audit.

Recipient acknowledges that money damages may not be a sufficient remedy for any breach of this agreement by Recipient and that in addition to all other remedies, Exult shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach.

This agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws, principles or rules. If there is any dispute between the parties regarding this agreement, the prevailing party will be entitled to recover its costs, including without limitation its attorneys’ fees and costs, from the nonprevailing party.

No failure by either party hereto in exercising any right hereunder will operate as a waiver thereof, and no single or partial exercise of any right will preclude any other or further exercise of any right.

Sch. M – Amendment #5	5

Proprietary and Confidential	Prudential / Exult

This agreement may be executed in counterparts, each of which shall be an original but both of which shall constitute one and the same instrument.

[Recipient]______________________________________	Exult, Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Client__________________________________________

By:

Name:

Title:

Date:

Sch. M – Amendment #5	6

Proprietary and Confidential	Prudential / Exult

AMENDMENT #5

EXHIBIT 10

AMENDED SCHEDULE Q

[ATTACHED]

Schedule Q – Amendment #5	Exult

Proprietary and Confidential	Prudential / Exult

SERVICES AGREEMENT

SCHEDULE Q

GENERAL ASSIGNMENT AND BILL OF SALE

[AMENDMENT #5 REVISIONS]

Schedule Q – Amendment #5	Exult

Proprietary and Confidential	Prudential / Exult

Schedule Q is intentionally left blank.

Schedule Q – Amendment #5	3	Exult